UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 4, 2011

WEINGARTEN REALTY INVESTORS
(Exact name of Registrant as specified in its Charter)

Texas	1-9876	74-1464203
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (713) 866-6000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                   Submission of Matters to a Vote of Security Holders.

On May 4, 2011, Weingarten Realty Investors (“the Company”) held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”).  A total of 120,636,689 shares of the Company’s common shares of beneficial interest (“common shares”) were entitled to vote as of March 7, 2011, the record date for the Annual Meeting.  There were 112,907,673 common shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on four proposals.  Set forth below are the matters acted upon by the shareholders of the Company at the Annual Meeting, and the final voting results of each proposal.

(1)           The shareholders elected each of the nine nominees to the Board of Trust Managers for a one-year term, as follows:

TRUST MANAGER	FOR	WITHHELD

Andrew M. Alexander	90,120,009	2,192,856
Stanford Alexander	89,947,121	2,365,744
James W. Crownover	90,274,645	2,038,220
Robert J. Cruikshank	88,881,454	3,431,411
Melvin A. Dow	90,035,431	2,277,434
Stephen A. Lasher	88,932,823	3,380,042
Douglas W. Schnitzer	89,849,569	2,463,296
C. Park Shaper	91,080,651	1,232,214
Marc J. Shapiro	88,792,171	3,520,694

There were 20,594,808 broker non-votes with respect to the election of the Board of Trust Managers.

(2)           The shareholders ratified the appointment of Deloitte & Touche LLP as our independent accountants, as follows:

FOR	111,463,348
AGAINST	1,244,470
ABSTAIN	199,855

(3)           The shareholders approved, on an advisory basis, the compensation awarded to the Company’s executives named in the Summary Compensation Table, as disclosed in the Company’s 2011 Proxy Statement, as follows:

FOR	87,730,818
AGAINST	4,161,510
ABSTAIN	420,537
BROKER NON-VOTES	20,594,808

(4)           The shareholders recommended, on an advisory basis, having an annual advisory vote on executive compensation, as follows:

ONE YEAR	57,813,459
TWO YEARS	570,590
THREE YEARS	33,657,583
ABSTAIN	271,233

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 5, 2011

WEINGARTEN REALTY INVESTORS

By: /s/ Joe D. Shafer
Joe D. Shafer
Senior Vice President/Chief Accounting Officer